UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

ACCELERON PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36065	27-0072226
(State or other	(Commission	(I.R.S. Employer
jurisdiction)	File Number)	Identification No.)

128 Sidney Street
Cambridge, MA	02139
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (617) 649-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 29, 2021, Acceleron Pharma Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme Corp., a New Jersey corporation (“Parent”), and Astros Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on October 12, 2021, Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), in exchange for $180.00 per Share, net to the seller in cash, without interest and less applicable tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 12, 2021 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer expired at 5:00 p.m., Eastern Time, on November 19, 2021 (the “Expiration Date”) and as of such time, based on the information provided by the depositary for the Offer, 38,752,614 Shares were validly tendered and “received” by the depository (as defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not validly withdrawn pursuant to the Offer prior to the Expiration Date, representing approximately 63.3% of the outstanding Shares as of such time, which Shares were sufficient to meet the minimum condition of the Offer and to enable the Merger (as defined below) to occur under the DGCL without a vote of the Company’s stockholders. All conditions to the Offer having been satisfied, on November 19, 2021, Purchaser accepted for purchase all Shares validly tendered and “received” by the depository and not validly withdrawn prior to the Expiration Date, and will pay for such Shares as promptly as practicable after the Expiration Date in accordance with the terms of the Offer.

Following the consummation of the Offer, on November 19, 2021, pursuant to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company and each Share owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser immediately prior to the Effective Time or (ii) Shares outstanding immediately prior to the Effective Time and held by stockholders who are entitled to demand, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL) were converted into the right to receive an amount in cash equal to the Offer Price, without interest, and less any applicable tax withholding (the “Merger Consideration”).

Pursuant to the Merger Agreement, each of the Company’s options to purchase Shares granted under a Company equity plan, agreement or arrangement (each such option, a “Company Stock Option”) that was outstanding as of immediately prior to the Effective Time and that had an exercise price per Share that was less than the Offer Price, was cancelled, and the holder of each such Company Stock Option is entitled to receive (without interest), in consideration for the cancellation of such Company Stock Option, an amount in cash (less applicable withholding of taxes required by applicable law) equal to the product of (i) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the excess of the Offer Price over the applicable exercise price per Share under such Company Stock Option. Similarly, each of the Company’s outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”) that were outstanding immediately prior to the Effective Time were cancelled, and the holder of each such RSU and PSU is entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable withholding of taxes required by applicable law) equal to the product of (i) the total number of Shares subject to (or deliverable under) such RSUs and PSUs immediately prior to the Effective Time (with any performance conditions deemed achieved at maximum levels with respect to the PSUs) multiplied by (ii) the Offer Price.

The total consideration payable for the Shares in the Offer and the Merger is approximately $11,011,611,600 (before giving effect to payments received pursuant to the exercise of Company Stock Options, RSUs and PSUs). These amounts exclude fees and expenses related to the Offer and the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2021, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2021, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger, and requested that Nasdaq (1) suspend trading of the Shares before the opening of trading on November 22, 2021 and (2) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above and in Item 5.02 below is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on November 19, 2021, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of Francois Nader, M.D., M.B.A., Habib Dable, Laura J. Hamill, Christopher Hite, Terrence C. Kearney, Kemal Malik, M.B., B.S., Thomas A. McCourt, Karen L. Smith, M.D., Ph.D. and Joseph S. Zakrzewski resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof. These resignations were tendered in connection with the Merger and not as a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the officers and directors of Purchaser as of immediately prior to the Effective Time became the officers and directors of the surviving corporation. The directors of Purchaser as of immediately prior to the Effective Time were Rita A. Karachun, Jon Filderman and Aaron Rosenberg. The officers of Purchaser as of immediately prior to the Effective Time were Rita A. Karachun as President, Jon Filderman as Secretary, Jerome Mychalowych as Vice President, Tax, Aaron Rosenberg as Senior Vice President and Treasurer, Timothy G. Dillane as Assistant Treasurer, Juanita Lee as Assistant Treasurer, Michael G. Schwartz as Assistant Treasurer, Kelly E.W. Grez as Assistant Secretary and Karen Ettelman as Assistant Secretary. Information regarding the new officers and directors of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser on October 12, 2021.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company were each amended and restated in their entirety. Copies of the certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2021, by and among Parent, Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K (File No. 001-36065), filed September 30, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ Rita Karachun
Rita Karachun
President

Dated: November 22, 2021